EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Global Telecommunication Solutions, Inc. of our report dated December 12, 1995, except as to the merger described in Note 12, which is as of February 29, 1996, with respect to the financial statements of Global Link Teleco Corp., included in Global Telecommunication Solutions, Inc.'s Form 8-K/A Amendment No. 2 to Form 8-K filed September 6, 1996.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Philadelphia, PA
February 6, 1997


                                      II-11

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